MIKOJO INC.
CONTRIBUTION TO CONTROLLED CORPORATION AGREEMENT

THIS CONTRIBUTION TO CONTROLLED CORPORATION AGREEMENT (this "***Agreement***") is entered into as of March 17, 2009, by and among LOBIS Inc, a Delaware corporation and Mikojo Pty Ltd., an Australian corporation (together the "***Contributors***"), and Mikojo Inc., a Delaware corporation (the "***Company***").

RECITALS

A. The Company was recently formed currently has no stockholders.

B. The Contributors desire to contribute certain assets to the Company in exchange for securities of the Company such that the Contributors will together own 100% of the outstanding equity of the Company immediately following such contribution.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1. ***Contribution***. Each Contributor hereby conveys, transfers and assigns to the Company all of his, hers or its right, title and interest in and to the assets described opposite his, hers or its name on Exhibit A attached hereto (the "***Contributed Assets***"). Such conveyance, transfer and assignment will constitute a contribution by such Contributor to the capital of the Company. The parties hereto agree to treat the contribution as a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended, for federal income tax purposes and to comply with the information reporting and record keeping provisions of Treasury Regulations Section 1.351-3.

2. ***Issuance of Shares.*** In connection with the contribution to capital set forth in Section 1 above, the Company will issue to each Contributor the number shares of the Company's Common Stock set forth on Exhibit B hereto. The shares will be issued under the terms of a Common Stock Purchase Agreement, in the form attached as Exhibit C hereto. Immediately following the issuance of these shares, the Contributors will be the sole stockholders of the Company.

3. ***Confirmation***. Upon the closing of the capital contribution contemplated by this Agreement, the Contributors and the Company confirm and agree that none of them will then be indebted or otherwise liable to the other parties for any amount or sum of money.

4. ***Further Assurances***. Each party agrees that it will, at any time and from time to time, upon reasonable request of another party, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to effectuate the intent of this Agreement.

5. ***Governing Law***. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

6. ***Entire Agreement***. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes any and all prior negotiations, correspondence, understandings and agreements among the parties regarding the subject matter hereof.

7. ***Counterpart and Facsimile Signatures***. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties have executed this Contribution to Controlled Company Agreement as of the date first above written.

Company:

MIKOJO INC.,
a Delaware corporation

By: ______________________

Name: Timothy Neher

Title: Director

Contributors:

LOBIS INC.,
a Delaware limited liability company

By: ______________________

Name: ______________________

Title: ______________________

MIKOJO PTY. LTD.
an Australian corporation

By: ______________________

Name: ADAM NETTLEFOLD

Title: DIRECTOR

EXHIBIT A

CONTRIBUTED ASSETS

1. All of LOBIS rights, title and interests in and to any and all tangible and intangible assets including all contracts useful in establishing the Company as a leading provide of search engine technology.

2. All of Mikojo Pty Ltd. rights, title and interests in and to any and all tangible and intangible assets including all contracts useful in establishing the Company as a leading provide of Internet search and advertising.

EXHIBIT B

Stockholder	Number of Shares
Mikojo Pty Ltd.	12,000,000
LOBIS	12,000,000